Exhibit 23. Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of McDonald’s Corporation and the related prospectuses of our report dated January 26, 2004 with respect to the Consolidated financial statements of McDonald’s Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

COMMISSION FILE NO.
FORM S-8	FORM S-3
33-09267	33-00001
33-24958	33-64873
33-49817	333-25899
33-50701	333-59145
33-58840	333-60170
333-03409	333-82920
333-65033	333-92212
333-36776
333-36778
333-71656

ERNST & YOUNG LLP

Chicago, Illinois

March 5, 2004

86    McDonald’s Corporation